Exhibit 24.1

MOLSON COORS BREWING COMPANY

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of Molson Coors Brewing Company (the “Company”) hereby constitutes and appoints Tracey I. Joubert, Samuel D. Walker and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute and file with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), one or more registration statements on Form S-4 (the “Registration Statement”) relating to the registration of certain of the Company’s debt securities in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 31st day of October, 2017.

Signature	Title

/s/ Mark R. Hunter	President, Chief Executive Officer and Director
Mark R. Hunter	(Principal Executive Officer)

/s/ Tracey I. Joubert	Chief Financial Officer (Principal Financial Officer)
Tracey I. Joubert

/s/ Brian C. Tabolt	Controller (Chief Accounting Officer)
Brian C. Tabolt

/s/ Peter H. Coors	Chairman
Peter H. Coors

/s/ Geoffrey E. Molson	Vice Chairman
Geoffrey E. Molson

/s/ Peter J. Coors	Director
Peter J. Coors

/s/ Betty K. DeVita	Director
Betty K. DeVita

/s/ Roger G. Eaton	Director
Roger G. Eaton

/s/ Mary Lynn Ferguson-McHugh	Director
Mary Lynn Ferguson-McHugh

/s/ Charles M. Herington	Director
Charles M. Herington

/s/ Franklin W. Hobbs	Director
Franklin W. Hobbs

/s/ Andrew T. Molson	Director
Andrew T. Molson

/s/ Iain J. G. Napier	Director
Iain J. G. Napier

/s/ H. Sanford Riley	Director
H. Sanford Riley

/s/ Douglas D. Tough	Director
Douglas D. Tough

/s/ Louis Vachon	Director
Louis Vachon